EnerSys Reports Preliminary 1st Quarter Results & Announces Quarterly Conference Call

Reading, PA, USA, August 3, 2006 -- EnerSys (NYSE: ENS), the world's largest manufacturer, marketer and distributor of industrial batteries, announced today that for its 1st fiscal quarter of 2007, which ended on July 2, it expects to achieve diluted earnings per share of $0.26, including $0.04 per share favorable impact from a previously disclosed legal settlement, compared to $0.19 per share reported for the 1st fiscal quarter of 2006. These results exceed the range of $0.17 - $0.21 diluted EPS guidance previously provided on June 14, 2006, which also included the $0.04 favorable impact. Net sales for the 1st fiscal quarter of 2007 are expected to be approximately $359 million, which represents an 18% increase compared to the same period in the prior year. The Company anticipates releasing final results for the 1st fiscal quarter of 2007 on August 8, 2006.

John D. Craig, Chairman, President and CEO of EnerSys, stated, "We are pleased with the continued strong global demand for our products and the realization of selling price increases to help offset higher commodity costs. This is reflected in our growth in earnings."

EnerSys also announced that it will host a conference call to discuss the Company's first fiscal quarter 2007 financial results and to provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Wednesday, August 9, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer and Michael T. Philion, Executive Vice President -- Finance & Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the company's website at http://www.enersys.com.

The conference call information is:

Date:	Wednesday, August 9, 2006
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	800-261-3417
International Dial-In Number:	617-614-3673
Passcode:	10333885

A replay of the conference call will be available from 11:00 a.m. on August 9, 2006 through midnight on September 8, 2006.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	42363111

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627; Website: www.enersys.com.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

Forward Looking Statement

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), that are based on management's current expectations and are subject to uncertainties and changes in circumstances. The Company's actual results may differ materially from the forward-looking statements for a number of reasons. For a list of the factors, which could affect the Company's results, see "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 2006, which was filed with the U.S. Securities and Exchange Commission.